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                                                                   EXHIBIT 23.02

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

                                       /s/ ARTHUR ANDERSEN LLP
                                       Arthur Andersen LLP

January 10, 1997
Boston, Massachusetts